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                                   EXHIBIT 1

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                              HPITBI MERGER CORP.

                                      INTO

                         HOUGHTEN PHARMACEUTICALS, INC.

                        (Pursuant to Section 253 of the
                      General Corporation Law of Delaware)

                         TO BE EFFECTIVE ON MAY 1, 1997

         Houghten Pharmaceuticals, Inc., a corporation organized and existing under the laws of Delaware (the "CORPORATION"), does hereby certify:

                  FIRST: That the Corporation owns all of the outstanding shares of each class of stock of HPITBI Merger Corp., a Delaware corporation.

                  SECOND: That the Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting held on February 25, 1997, determined to and did merge into itself (to be effective on May 1, 1997) said HPITBI Merger Corp. by the adoption thereof:

                           RESOLVED, that the Corporation (i) merge, and it
                  hereby does merge, into itself HPITBI Merger Corp. and (ii) assume all of the obligations of HPITBI Merger Corp.

                           RESOLVED, that said merger shall become effective ON
                  MAY 1, 1997.

                           RESOLVED, that upon the effectiveness of said merger,
                  the name of the Corporation shall be changed to the following:

                           "TREGA BIOSCIENCES, INC."

                  and Article I of the Restated Certificate of Incorporation of the Corporation, as heretofore amended, shall be amended to read as follows:

                                    "THE NAME OF THE CORPORATION IS TREGA
                           BIOSCIENCES, INC."


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                           RESOLVED, that except for the foregoing amendment to
                  Article I, the Restated Certificate of Incorporation of the Corporation, as heretofore amended, shall remain unchanged by the merger and in full force and effect until further amended in accordance with the Delaware General Corporation Law.

                           RESOLVED, that the proper officers of the Corporation
                  be, and they hereby are, directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to so merge HPITBI Merger Corp. and to assume its obligations, and to so change the name of the Corporation, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of the State of Delaware, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect said merger and name change.


         In witness whereof, the Corporation has caused this Certificate to be signed by its duly authorized officers this 8th day of April, 1997.

                                             Houghten Pharmaceuticals,
                                             Inc., a Delaware corporation



                                         By:  /s/  Robert S. Whitehead
                                             ----------------------------
                                             Robert S. Whitehead
                                             Chief Executive Officer and
                                             President


                                         By:  /s/  Terence E. McMorrow
                                             ----------------------------
                                             Terence E. McMorrow
                                             Vice President, Finance and
                                             Corporate Development, and
                                             Secretary


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